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Registration No. 333-

As filed with the Securities and Exchange Commission on December 9, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORANGE
(Exact Name of Registrant as Specified in its Charter)

France
(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable
(I.R.S. Employer Identification No.)

78, rue Olivier de Serres
75015 Paris, France
Tel. No.: +33-1-44-44-22-22
(Address and Telephone Number of Registrant's Principal Executive Offices)

Orange Participations U.S. Inc.
13685 Sunrise Valley Drive
Coppermine Commons Bldg 2
Suite 425
20171-6190 Herndon, Virginia
USA
Tel. No.: +1-703-375-7358
(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:

Linda A. Hesse
Jones Day
2, rue Saint-Florentin
75001 Paris, France
Tel. No.: +33-1-56-59-39-39

Approximate date of commencement of proposed sale to the public:
from time to time after the effective date of this registration statement.

          If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

          If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

          The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Aggregate Offering Price per Unit / Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt securities	(1)	(1)

(1)
An indeterminate aggregate initial offering price or number of the debt securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

DEBT SECURITIES

        We may offer and sell debt securities from time to time. Each time we sell any of the debt securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those debt securities and the offering to which the prospectus supplement(s) relate. You should read this prospectus and any applicable prospectus supplement(s) carefully before you invest.

        We may sell these debt securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

        Investing in these debt securities involves certain risks. See "Risk Factors" beginning on page 7.

        Neither the U.S. Securities and Exchange Commission (the "SEC" or "Commission") nor any other regulatory body has approved or disapproved of these debt securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 9, 2020

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Orange filed on December 9, 2020 with the SEC using the shelf registration process. Orange may sell the debt securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the debt securities that Orange may offer. Each time Orange sells debt securities, it will provide one or more prospectus supplements that will contain specific information about the terms of those debt securities and the offering to which such prospectus supplement(s) relate. The prospectus supplement(s) may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement(s) together with the additional information described under the heading "Where You Can Find More Information" and "Incorporation by Reference" prior to purchasing any of the debt securities offered by this prospectus.

        Unless otherwise indicated, information and statistics presented herein regarding market trends and Orange's market share relative to its competitors are based on our own research and various publicly available sources, which information and statistics may be adjusted as further described under the heading "Financial information" in our 2019 Form 20-F (as defined herein).

        As used herein, the terms "Orange," "Orange Group," the "Group," "we," "our," "ours" and "us," unless the context otherwise requires, refer to Orange together with its consolidated subsidiaries, and the "Company" and "Orange S.A." refer to the parent company, a French société anonyme (corporation), without its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated herein by reference, contains forward-looking statements (within the meaning of Section 27A of the U.S. Securities Act of 1933 (the "Securities Act") or Section 21E of the U.S. Securities Exchange Act of 1934 (the "Exchange Act")), including, without limitation, certain statements made in Item 4.B. "Business overview" as well as in Item 5. "Operating and financial review and prospects" of our 2019 Form 20-F and our Form 6-K, both as defined below. Forward-looking statements can be identified by the use of forward-looking terminology such as "should", "could", "would", "will", "expect", "consider", "confirm", "believe", "anticipate", "suggest", "pursue", "foresee", "plan", "predict", "benefit", "carry out", "meet", "increase", "exceed", "preserve", "optimize", "control", "intend", "continue", "maintain", "invest", "be aimed at", "strategy", "objective", "prospects", "outlook", "trends", "aim", "change", "intention", "ambition", "risk", "potential", "implementation", "roll-out", "commitment" or "progression" or similar expressions or the negative thereof or other variations thereof or comparable terminology, or by the forward-looking nature of discussions of strategy, plans or intentions. Although Orange believes these statements are based on reasonable assumptions, these forward-looking statements are subject to numerous risks and uncertainties, including matters not yet known to Orange or not currently considered material by Orange, and there can be no assurance that anticipated events will occur or that the objectives set out will actually be achieved.

        Important factors that could cause actual results to differ materially from the results anticipated in the forward-looking statements include, among others:

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  A significant portion of Orange's revenues is generated in highly competitive markets where pricing pressure is strong and regulatory decisions are a determining factor.

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  High concentration among Orange's critical suppliers creates a risk for the Group's business.

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  Orange's large geographic footprint and the scope of its activities expose it to diverse geopolitical, macroeconomic, societal and regulatory risks. In particular, the impact that the coronavirus (COVID-19) pandemic may continue to have on Orange's business and results of operations is highly uncertain and could vary among Orange's different markets. COVID-19 could have a material impact on the Group's results of operations and may exacerbate many of the known risks described below, elsewhere in this prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2019 (File No. 001-14712), filed with the SEC on April 21, 2020 (the "2019 Form 20-F") and in the Report on Form 6-K filed on December 9, 2020 (the "Form 6-K").

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  Orange operates in highly regulated markets and its business activities and results could be materially affected by legislative or regulatory changes, including those with extraterritorial scope, or by changes in government policy in various jurisdictions.

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  In particular in the event of a cyber-attack, Orange is exposed to risks of disclosure, misappropriation or inappropriate modification of personal data, in particular customer data and stakeholder data. These risks have increased due to the Group's diversification into mobile financial services.

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  Orange is faced with increasing demand for connectivity and must therefore accelerate the deployment of networks while improving the quality of service, but such investments are constrained by the availability of resources.

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  The development of mobile financial services exposes Orange to risks inherent to this sector.

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  Orange is exposed to the risk of an interruption of its services.

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  Orange's strategy for developing its new sources of growth may not produce the expected results.

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  The shift of Orange's ecosystem towards a more open and fragmented model enables global players to have a greater stake in the value chain of services and networks.

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  The Group's brand policy, combined with a strategy of geographic expansion and diversification into new businesses, represents an image risk for the Orange brand.

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  Orange is regularly involved in litigation and regulatory proceedings, the outcome of which could have a material adverse effect on its profits, financial position or reputation.

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  Orange's results and outlook could be affected if access to the capital markets become difficult or the terms thereof become more onerous.

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  Changes affecting the economic, political or regulatory environment may result in asset impairment, particularly of goodwill.

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  A downgrade or negative change in the outlook of Orange's credit ratings could increase its borrowing costs and, in certain circumstances, Orange's access to the capital it needs could be limited.

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  Orange is exposed to risks of corruption, behavior by individuals or groups that does not comply with its code of ethics or policies, or fraudulent behavior.

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  Orange faces a variety of internal and external risks relating to human health and safety.

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  The scope of Orange's business activities, its numerous locations around the world, and its business dealings with a variety of partners may expose the Group to a risk of breaching human rights and fundamental freedoms.

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  Orange and some of its stakeholders are exposed to physical and transitional risks related to climate change.

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  In the future, Orange may find it difficult to obtain and retain the skills needed for its business due to numerous employee departures and ever faster changes in its activities.

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  The scope of Orange's business and the interconnection of the networks mean that Orange is exposed to a variety of acts of technical fraud specific to the telecommunications and mobile financial services sectors.

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  Orange's technical infrastructure is vulnerable to damage caused by intentional or accidental damage, or natural disasters, the increasing frequency of which is caused by climate change.

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  Exposure to electromagnetic fields of telecommunications equipment, as well as the excessive or inappropriate use of telecommunication services and equipment, may be potentially harmful to people's health.

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  The rapid development of new uses and technologies may jeopardize the commitments made by Orange with regard to reducing the effect of its operations on the environment.

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  other risks and uncertainties discussed in "Item 3. Key Information—3.D Risk factors" of the 2019 Form 20-F and the Form 6-K.

        Forward-looking statements speak only as of the date they are made. Other than as required by law, Orange does not undertake any obligation to update these statements in light of new information or future developments. Orange urges you to carefully review and consider the various disclosures it makes in this prospectus, including the documents incorporated by reference, concerning the factors that may affect its business, including the disclosures made in "Item 3. Key information—3.D. Risk factors," "Item 5. Operating and financial review and prospects," and "Item 11. Quantitative and qualitative disclosures about market risk" in our 2019 Form 20-F and in Exhibit 99.1, Section 1.1.4 "Information on trends and the main risks and uncertainties" to the Form 6-K.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Exchange Act applicable to foreign private issuers and file annual and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. For further information, please call the SEC at 1-800-SEC-0330 or log on to http://www.sec.gov. However, if we satisfy the applicable conditions set forth in the SEC rules, we may seek to suspend or terminate our Exchange Act reporting obligations.

        Our shares are listed on Euronext Paris and the New York Stock Exchange, the latter in the form of American Depository Shares ("ADS"). You can consult reports and other information about us that are filed pursuant to the rules of Euronext Paris and the New York Stock Exchange at these exchanges.

INCORPORATION BY REFERENCE

        We have filed with the SEC a registration statement on Form F-3 relating to the debt securities covered by this prospectus. This prospectus is a part of that registration statement and does not contain all the information in that registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Group, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

        The SEC allows us to incorporate by reference the information we file with them, which means that:

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  incorporated documents are considered part of this prospectus;

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  we can disclose important information to you by referring to those documents; and

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  information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

        The information that we incorporate by reference is an important part of this prospectus.

        Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in any such incorporated document shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in a supplement to this prospectus or another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We incorporate herein by reference:

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  our 2019 Form 20-F;

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  our report on Form 6-K, containing our condensed consolidated interim financial statements and operating and financial review as of and for the six months ended June 30, 2020 and other relevant information, that expressly states that we incorporate it by reference in the registration statement on Form F-3 of which this prospectus is a part to the extent the information contained therein is not subsequently superseded; and

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  any document filed in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that is not subsequently superseded.

        You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, 78, rue Olivier de Serres, 75015 Paris, France, Tel: +33-1-44-44-22-22.

        The 2019 Form 20-F and the other information incorporated by reference is considered to be a part of this prospectus. The information in this prospectus and the Form 6-K, to the extent applicable, automatically updates and supersedes the information in the 2019 Form 20-F.

        You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        We are a public limited company (société anonyme) organized under the laws of France. All of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, U.S. investors may find it difficult:

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  to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts, or obtain evidence in France or from any French citizen or any individual being resident in France or any officer, representative, agent or employee of a legal person having its registered office or an establishment in a territory of France, in connection with actions predicated on the civil liability provisions of the U.S. federal securities laws;

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  to enforce, either inside or outside the United States, judgments obtained in U.S. or non-U.S. courts in actions predicated upon the civil liability provisions of the U.S. federal securities laws against us or our officers and directors;

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  to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our officers or directors; and

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  to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

        Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment resulted from legal proceedings compatible with French standards of due process, (2) the judgment does not contravene international public order and public policy of France and (3) the jurisdiction of the U.S. federal or state court does not contravene principles of French private international law. The French court would also require that the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.

        In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.

        As a result, the enforcement by U.S. investors of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law, against us or members of our Board of Directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions. In addition, the enforcement of any such judgments obtained in U.S. courts (or in any other court) against us would be subject to limitations arising from applicable bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally.

        Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Board of Directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

 PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described under "Where You Can Find More Information" and "Incorporation by Reference". This summary does not contain all of the information that you should consider before investing in the debt securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus, the final term sheet, if any, and the prospectus supplement(s) relating to the particular debt securities being offered.

Orange

        Orange S.A. is a société anonyme incorporated under the laws of France. Orange S.A. is the parent company of the Orange Group, which is one of the world's leading telecommunications operators with approximately 147,000 employees worldwide, including 87,000 employees in France as of December 31, 2019, revenues of 20.8 billion euros in the first six months of 2020 and 42 billion euros for the fiscal year 2019. Present in 26 countries, the Group had a total customer base of more than 256 million customers at September 30, 2020. As of the same date, there were 211 million mobile customers and 21 million fixed broadband customers worldwide. Orange is also a leading provider of global IT and telecommunication services to multinational companies, under the brand Orange Business Services.

        Orange is listed on Euronext Paris (compartment A) and on the New York Stock Exchange. As of December 31, 2019, the French State owned 22.95% of our share capital, held either directly or jointly with Bpifrance Participations. No other shareholder, except employees of the Group, held, to Orange's knowledge, directly or indirectly, more than 5% of the capital or voting rights.

        Orange's principal executive office is located at 78, rue Olivier de Serres, 75015 Paris, France and the telephone number is +33-1-44-44-22-22.

Debt Securities

        For any particular debt securities we may offer, the applicable final term sheet, if any, and the applicable prospectus supplement will describe the title of the debt securities, the aggregate principal or face amount and the purchase price; the stated maturity; the amount or manner of calculating the amount payable at maturity; the rate or manner of calculating the rate of and the payment dates for interest, if any; the redemption or repurchase terms; and any other specific terms. The debt securities will be issued pursuant to an indenture entered into between us and The Bank of New York Mellon, London Branch, which will act as trustee thereunder.

        Except as otherwise specified, when we use the term "securities" or "debt securities" in this prospectus, we mean any of the debt securities we may offer with this prospectus. This prospectus, including this summary, describes the general terms that may apply to the debt securities; the specific terms of any particular debt securities that we may offer will be described in the applicable prospectus supplement.

Form of Debt Securities

        The debt securities of a series may be offered in the form of one or more global certificates in registered form that will be deposited with a depositary, such as The Depository Trust Company, Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as specified in the applicable prospectus supplement.

Listing

        If any debt securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

RISK FACTORS

        We urge you to carefully review the risks described below, together with the risks described in the documents incorporated by reference into this prospectus, before you decide to purchase debt securities. In particular, you should review the risks relating to our business included in our 2019 Form 20-F and in Exhibit 99.1, Section 1.1.4 "Information on trends and the main risks and uncertainties" to the Form 6-K incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the debt securities offered by this prospectus could decline, in which case you may lose all or part of your investment.

Risks relating to an investment in the debt securities

We may incur substantially more debt in the future.

        We may incur substantial additional indebtedness in the future, including in connection with future acquisitions, some of which may be secured by our assets. The terms of the debt securities and the indenture under which they are issued will not limit the amount of indebtedness we may incur. Any such incurrence of additional indebtedness could exacerbate the risks that holders of the debt securities currently face.

At any point in time there may or may not be an active trading market for our debt securities.

        At any point in time there may or may not be an active trading market for our debt securities. We have not listed and do not intend to list the debt securities on any securities exchange or automated quotation systems. In addition, underwriters, broker-dealers and agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities with respect to the debt securities may be discontinued at any time without notice. If any of the debt securities are traded after their initial issuance, they may trade at a discount from their initial offering price. Factors that could cause the debt securities to trade at a discount include, among others:

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  an increase in prevailing interest rates;

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  a decline in our credit worthiness;

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  the time remaining to the maturity;

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  a weakness in the market for similar securities; and

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  declining general economic conditions.

Direct creditors of our subsidiaries will generally have superior claims to cash flows from those subsidiaries.

        Orange S.A. receives cash flows from its subsidiaries which can be used to meet its payment obligations under the debt securities. Since the creditors of any of these subsidiaries generally would have a right to receive payment that is superior to Orange S.A.'s right to receive payment from the assets of such subsidiaries, holders of the debt securities will be effectively subordinated to creditors of the subsidiaries insofar as cash flows from those subsidiaries are relevant to meeting payment obligations under the debt securities. The terms and conditions of the debt securities and the indenture under which they are issued do not limit the amount of liabilities that our subsidiaries may incur. As of June 30, 2020, the total outstanding net financial debt of Orange Group (excluding Orange Bank) amounted to 26.4 billion euros, of which 25.6 million euros represented the net financial debt of Orange S.A. and 0.8 million euros represented the net financial debt of our subsidiaries. The latter corresponds to the net financial debt of such other Group entities after applying the relevant consolidation percentage and eliminating intra-group financial debt. In addition, certain subsidiaries are or may become subject to statutory or contractual restrictions on their ability to pay dividends or otherwise distribute or lend cash to Orange S.A. which could also limit the amount of funds available to meet payment obligations under the debt securities.

Since the debt securities are unsecured, your right to receive payments will be effectively subordinated to the rights of any secured or preferred creditors.

        The debt securities that we are offering will be unsecured. Although the indenture governing our debt securities contains a negative pledge that prohibits us and our principal subsidiaries from pledging assets and/or granting other security to secure certain limited types of bonds or similar debt securities unless we make a similar pledge or grant of other security (or otherwise provide security approved by the bondholders) to secure the debt securities offered by this prospectus as described under "Description of Debt Securities—Special Situations—Negative Pledge," we and our principal subsidiaries are otherwise entitled to pledge our assets to secure debts. If we default on the debt securities offered hereunder, or after the sale of the assets within the context of a judicial liquidation, then, to the extent we have previously pledged or granted security over our assets, the assets that secure those debts will then be used to satisfy the obligations under that secured debt before we can make payment on the debt securities offered hereunder. Moreover, in the event of a judicial liquidation, the holders of debt securities will be paid after any creditor that has a priority status under French law and some creditors whose debt arose after the commencement of the insolvency proceedings, as discussed below. As a result, there may only be limited assets available to make payments on the debt securities offered hereunder. If there are not enough assets to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness, including debt securities offered hereby, in the remaining assets.

We are not restricted in our ability to dispose of our assets by the terms of the debt securities.

        We are generally permitted to sell or otherwise dispose of any or of substantially all of our assets to another corporation or other entity, subject to certain conditions found in "Description of Debt Securities—Special Situations—Consolidation, Merger and Sale of Assets" of this prospectus. If we dispose of a large amount of our assets, you will not be entitled to declare an acceleration of the maturity of the debt securities, and those assets will no longer be available to support our debt securities.

In certain instances, it may be possible for the indenture governing a series of debt securities to be amended and for the compliance with certain covenants and for certain defaults thereunder to be waived with the consent of the holders of that series of debt securities voting together with the holders of other of our debt securities as a single class for this purpose.

        Subject to certain exceptions, the indenture governing the debt securities may be amended by us and the trustee with the consent of the holders of debt securities issued under the indenture. With respect to any series of debt securities issued under the indenture, we, at our option, may seek consent from either (i) the holders of a majority in principal amount of the outstanding debt securities of this series issued under the indenture, or (ii) the holders of a majority in principal amount of several or all series issued under the indenture and identified by us as affected by that amendment and modification, with all of such holders treated as a single class for this purpose. In addition, subject to certain exceptions, with respect to any series of debt securities issued under the indenture, we, at our option, may seek to waive compliance by us with certain provisions of the indenture and certain past defaults under the indenture and their consequences from either (x) the holders of a majority in principal amount of the debt securities of each series at the time outstanding, on behalf of the holders of all debt securities of such series and (y) in certain circumstances holders of a majority in principal amount of the outstanding debt securities of a series issued under the indenture or a majority in principal amount of the aggregate of the outstanding debt securities of several or all series issued under the indenture and identified by us as affected by the waiver, all of such holders being treated as a single class for this purpose. As a result, it is possible in certain circumstances for the indenture governing one or more series of debt securities to be amended and for compliance with certain covenants and for certain defaults thereunder to be waived with the consent of holders of less than a majority of a particular series.

Credit ratings may not reflect all risks of an investment in the debt securities.

        The credit ratings ascribed to us and the debt securities are intended to reflect our ability to meet our payment obligations, generally and in respect of the debt securities. They may not reflect the potential impact of all risks related to structure and other factors on the value of the debt securities. In addition, actual or anticipated changes in our credit ratings may generally be expected to affect the market value of the debt securities offered hereunder and our other debt securities. U.S. federal regulations applicable to ratings agencies may change and lead to changes in the manner in which the ratings agencies conduct their business.

French insolvency law may supersede certain provisions of the indenture.

        As a French company, Orange S.A. would be subject to French insolvency law, including court-assisted pre-insolvency proceedings (mandat ad hoc proceedings or conciliation proceedings (procédure de conciliation)), court-administered insolvency proceedings under French law (such as safeguard proceedings (procédure de sauvegarde), accelerated safeguard proceedings (procédure de sauvegarde accélérée), accelerated financial safeguard proceedings (procédure de sauvegarde financière accélérée) and judicial reorganization or liquidation proceedings (redressement or liquidation judiciaire)). In general, French insolvency legislation favors the continuation of a business and protection of employment over the payment of creditors and could limit the ability of holders of debt securities to enforce their rights under the debt securities.

        Under French insolvency law, the opening of court-administered insolvency proceedings triggers a prohibition of payments of claims incurred prior to the opening of such proceedings, subject to limited exceptions. Provided creditors' committees are created, if there are any outstanding debt securities in the form of obligations (such as bonds or notes), all holders of debt securities (obligations), even those which are not governed by French law or have been issued outside of France, are automatically grouped into a single assembly of holders (the "Assembly") during a safeguard proceeding (procédure de sauvegarde), an accelerated safeguard proceeding (procédure de sauvegarde accélérée), an accelerated financial safeguard proceeding (procédure de sauvegarde financière accélérée) or a judicial reorganization proceeding (procédure de redressement judiciaire) of large companies in order to vote on the restructuring plan approved by the creditors' committees. If Orange S.A. were subject to such proceedings, the Assembly would comprise holders of all debt securities issued by Orange S.A., including the debt securities offered hereby. The Assembly would be called to deliberate on a draft accelerated financial safeguard plan (projet de plan de sauvegarde financière accélérée), a draft accelerated safeguard plan (projet de plan de sauvegarde accélérée), a draft safeguard plan (projet de plan de sauvegarde) or a judicial reorganization plan (projet de plan de continuation) with respect to Orange S.A., which:

  •
  Must take into account subordination agreements entered into by the creditors before the opening of the proceedings;

  •
  May reschedule and/or write-off the debt represented by the debt securities (including the debt securities offered hereby);

  •
  May treat different types of debt securities holders differently (including any holders of the debt securities offered hereby), if justified by differences in circumstances; and/or

  •
  May decide to convert debt securities (including the debt securities offered hereby) into shares.

        Decisions of the Assembly would be taken by a two-thirds majority of the total amount of the debt held by all the holders of debt securities (which amount could include principal, interest and other amounts due under the debt securities) who have express their vote and regardless of the terms of the debt securities (including the debt securities offered hereby). The holders of debt securities which are not affected by the proposed plan (either because the proposed plan does not provide for changes in the terms of payment or provides for a full payment in cash after the approval of the plan) shall not participate in the vote. The Assembly is not subject to quorum requirements.

        In respect of voting rights of the Assembly, each holder of debt securities must, if applicable, inform the judicial administrator of the existence of any agreement relating to the exercise of its vote or providing for the full or partial payment of its claim by a third party, as well as of any subordination agreement. The judicial administrator then submits to the relevant holder of debt securities a proposal for the computation methods of its voting rights in the Assembly. In the event of a disagreement, the relevant holder of debt securities or the judicial administrator may request that the matter be decided by the president of the relevant court in summary proceedings.

        On June 2019, the European Union adopted a directive regarding preventive restructuring frameworks and other measures to increase the efficiency of restructuring, insolvency and discharge of indebtedness procedures (Directive (EU) 2019/1023) which amended Directive (EU) 2017/1132. Once transposed into French law (which is expected to occur by July 17, 2021 at the latest), the directive is expected to have a significant impact on French insolvency law, especially with regard to the process of adoption of restructuring plans under insolvency proceedings. According to this directive, "affected parties" (i.e., creditors, including holders of debt securities issued under the indenture, and, where applicable under national law, equity holders whose claims or interests are affected under a restructuring plan) must be treated in separate classes which reflect certain class formation criteria for the purpose of adopting a restructuring plan. Classes must be formed in such a way that each class comprises claims or interests with rights that are sufficiently similar to justify considering the members of the class a homogenous group with commonality of interest. As a minimum, secured and unsecured claims shall be treated in separate classes for the purpose of adopting a restructuring plan. As a result, when the directive is transposed into French law, it is likely that holders of debt securities will no longer deliberate on any proposed restructuring plan in a separate assembly, and, therefore, they will no longer benefit from a specific veto power on such plan. Instead, as any other affected parties, the holders of debt securities will be grouped into one or several classes (potentially with other types of creditors) and their dissenting vote could be overridden by a cross-class cram down.

        Certain provisions of the indenture may not be enforced or enforceable in these circumstances by the trustee or holders of debt securities issued under this prospectus.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

        Orange S.A. is a public limited company (société anonyme) organized under the laws of France. All of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, it may be difficult for investors to obtain jurisdiction over us or our non-U.S. resident officers or directors in courts in the

United States or obtain evidence in France or from any French citizen or any individual being resident in France or any officer, representative, agent or employee of a legal person having its registered office or an establishment in a territory of France, in connection with those actions and enforce in France judgments obtained in such actions in U.S. courts against us or them. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in France. See "Enforceability of Certain Civil Liabilities" in this prospectus.

 USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

General

        We may issue debt securities using this prospectus. The debt securities that we may issue are governed by a contract between us (the "Issuer") and The Bank of New York Mellon, London Branch, as trustee, called an indenture.

        The trustee under the indenture has two main roles:

  •
  first, it can enforce your rights against us if we default. The indenture requires that certain actions by the holders must be taken and certain rights must be exercised, by holders of specified minimum percentages of the aggregate principal amount of the outstanding debt securities of a series. There are some limitations on the extent to which the trustee acts on your behalf, described under "Events of Default—Remedies If an Event of Default Occurs" below; and

  •
  second, the trustee performs certain administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell your debt securities (and they are not held in a clearing system) and sending you notices.

        The indenture and its associated documents contain the full legal text governing the matters described in this section. The indenture and the debt securities are governed by New York law. A form of the indenture is an exhibit to our registration statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain a copy. Because we are incorporated in France, French law may have a negative impact on the rights of holders of our debt securities. See "Risk Factors—French insolvency law may supersede certain provisions of the indenture". By their acquisition of the debt securities, the holders consent to and acknowledge, notwithstanding any other term of the debt securities, the indenture or any other agreements, arrangements or understandings between us and any holder, that their enforcement rights under the indenture might be limited under or modified by French law, and any amendments thereto, in the case of an insolvency of the Company under French insolvency law.

        We may issue either senior or subordinated debt securities using this prospectus. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are an unsecured creditor of ours. The senior debt securities will be issued under the indenture described below. If we issue subordinated debt securities, they will be issued under a supplemental subordinated debt indenture, which will describe the terms thereof, including provisions relating to subordination. If we issue subordinated debt securities, they will be subordinated in right of payment to all of our "senior indebtedness," as defined in the supplemental subordinated debt indenture.

        When we refer to "debt securities" in this prospectus, and except as otherwise specified, we mean the senior debt securities only. The terms of any series of subordinated debt securities will be contained in the supplemental subordinated debt indenture executed in connection with such series and described in a related prospectus supplement.

        This section summarizes the material provisions of the indenture and the debt securities. However, because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including some of the terms used in the indenture. The indenture is subject to the Trust Indenture Act of 1939. We describe below the meaning of only the more important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference herein or in that prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the prospectus supplement.

        We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series. The description below of the general terms of the debt securities issued under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement. Specific terms of the debt securities may also be contained in a written communication from us or the underwriters or agents, as applicable.

        We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 1.01) Special U.S. federal income tax, accounting and other considerations may apply to original issue discount securities. These considerations are discussed below under "Taxation of the Debt Securities—United States Taxation." The debt securities may also be issued as indexed securities or securities denominated in currencies other than U.S. dollars or in currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

        Unless otherwise specified in a prospectus supplement, we may issue debt securities of the same series as an outstanding series of debt securities without the consent of holders of securities in the outstanding series. Any additional debt securities so issued will have the same terms as the existing debt securities of the same series in all respects (except for certain terms and conditions permitted to vary under certain provisions of the indenture including, for example, the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series), so that such additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, the existing debt securities of the same series. Such issuances may not, however, form a single series for original issue discount and other U.S. federal income tax purposes. See "Taxation of Debt Securities—United States Taxation".

        In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the underwriting agreement relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

        The prospectus supplement relating to each series of debt securities will describe the following terms of that series:

  •
  the title of that series of debt securities;

  •
  the authorized denominations if other than the denominations set forth in the indenture;

  •
  the aggregate principal amount of that series of debt securities to be issued;

  •
  the date or dates on which we will pay the principal of the series of debt securities;

  •
  the place or places where the principal of and any premium and interest on Securities of the series will be payable;

  •
  the rate or rates, which may be fixed or variable, and, if variable, the method of determination of such rate or rates at which the related series of debt securities will bear interest, if any, and the date or dates from which interest, if any, will accrue;

  •
  the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

  •
  any additions, deletions or changes in the Events of Default set forth below and any change in the right of the trustee or the holders of debt securities to declare the principal amount due and payable;

  •
  the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

  •
  any provisions for redemption at the option of the holder;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities of that series that will be payable upon any declaration of acceleration of maturity;

  •
  the currency of payment of principal of, premium, if any, interest and additional amounts (as defined below), if any, on that series of debt securities and the manner of determining the equivalent amount in the currency of the United States of America, if applicable;

  •
  if the principal amount payable at maturity of the series of debt securities will not be determinable until maturity, the amount that will be deemed to be the principal amount thereof for any other purpose under the indenture or the debt securities;

  •
  any index used to determine the amount of payment of principal of, premium, if any, and interest on that series of debt securities;

  •
  any amendment to or removal of the covenant to pay additional amounts for withholding taxes or other governmental charges and the related right to an optional tax redemption for such a series;

  •
  whether the series of debt securities will be issuable in whole or in part in the form of a global security as described under "Legal Ownership—Global Securities" and the depositary or its nominee with respect to that series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

  •
  if the principal of, premium, if any, interest on any debt securities of the series is to be payable, at our election or that of a holder thereof, in one or more currencies other than that or those in which the debt securities are stated to be payable, the currency or currencies in which payment of the principal of and any premium or interest on debt securities of such series as to which such election is made will be payable;

  •
  whether the series of debt securities can be redeemed at our option and any make-whole amount (if applicable);

  •
  if applicable, a discussion of any material U.S. federal or French income tax considerations; and

  •
  any other special features of that series of debt securities. (Section 2.01)

        In this description of debt securities "you" means direct holders and not street name or other indirect holders of securities. Indirect holders should read the section "Legal Ownership—Street Name and Other Indirect Holders."

Additional Mechanics

Exchange and Transfer

        The debt securities will be issued:

  •
  only in fully registered form;

  •
  without interest coupons; and

  •
  in denominations that are indicated in the applicable prospectus supplement.

Payment and Paying Agents

        We will pay interest to you if you are a registered holder listed in the trustee's register at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 2.09)

        We will pay interest, principal and any other money due on the registered debt securities at the trustee's corporate trust office. That office is currently located at 240 Greenwich Street, New York, N.Y. 10286, Attention: Corporate Trust. Interest on global securities will be paid to the holder thereof by wire transfer to DTC.

        We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office, but we must maintain an office or agency in each place of payment for the debt securities of any series. These offices are called paying agents. We may also choose to act as our own paying agent. We will notify the trustee of changes in the paying agents for any particular series of debt securities. (Section 6.02 and 6.03)

        Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

        Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 6.03)

Special Situations

Consolidation, Merger and Sale of Assets

        We or any Principal Subsidiary (as defined below), without the consent of the holders of the debt securities, may consolidate with, or merge into, or convey, transfer or lease our respective assets substantially as an entirety to any corporation duly incorporated in any jurisdiction; provided that either:

  (i)
  we or another of our subsidiaries is the successor corporation;

  (ii)
  such merger, conveyance, transfer or lease occurs between us and a Principal Subsidiary or between Principal Subsidiaries; or

  (iii)
  (a) the creditworthiness of the successor corporation is not materially weaker than our creditworthiness or the creditworthiness of the applicable Principal Subsidiary, as the case may be, immediately prior to such merger, consolidation, conveyance, transfer or lease; (b) any successor corporation assumes our obligations under the debt securities and the indenture (including the obligation to pay additional amounts); (c) after giving effect to the transaction, no event that, after notice or lapse of time, would become an event of default, shall have occurred and be continuing; (d) the debt securities will be valid and binding obligations of the successor corporation entitling the holders thereof, as against the successor corporation, to all rights of holders of debt securities under the indenture and the debt securities.

        It is possible that the U.S. Internal Revenue Service ("IRS") or a court may deem a consolidation, merger or other similar transaction or a transfer of our obligation under the debt securities to a subsidiary to result in an exchange for U.S. federal income tax purposes of outstanding debt securities for new debt securities by the holders of the outstanding debt securities. If this IRS position were sustained, this could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

        If the jurisdiction of incorporation of the successor corporation is not France, then such jurisdiction will be substituted for France in the "Payment of Additional Amounts" section.

Modification and Waiver

        There are three types of changes we can make to the indenture and the debt securities.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to your debt securities without your specific approval, for example, by calling a meeting of holders and seeking a 100% quorum and unanimous consent, or, more likely, by obtaining written consents from each holder including pursuant to an exchange offer and/or a consent solicitation. We must obtain your specific approval in order to:

  •
  change the stated maturity of the principal or interest on a debt security;

  •
  reduce the principal amount of, or the rate of interest or any premium payable on, a debt security;

  •
  change any obligation to pay additional amounts;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

  •
  change the place or currency of payment on a debt security;

  •
  impair your right to sue for payment of principal, interest, premium or any additional amount that has not been paid once it has become due;

  •
  reduce the percentage of holders of a series of debt securities whose consent is needed to modify or amend the applicable indenture;

  •
  reduce the percentage of holders of a series of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive various defaults; and

  •
  modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 10.02)

        Changes Requiring a Majority Vote.    The second type of change to the indenture and the debt securities is the kind that requires a vote in favor, at our option, by either (i) the holders of a majority in principal amount of the outstanding debt securities of a series issued under the indenture or (ii) the holders of a majority in principal amount of the aggregate of the outstanding securities of several or all series issued under the indenture identified by us as affected by the supplemental indenture, voting as a single class. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 10.02) For example, this vote would be required for us to obtain a waiver of all or part of the covenants described below or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities described above under "—Changes Requiring Your Approval" unless we obtain, with respect to each series affected, each holder's individual consent, for example, by calling a meeting of holders and seeking a 100% quorum and unanimous consent, or, more likely, by obtaining written consents from each holder, to the waiver. (Section 8.01)

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is generally limited to clarifications and other changes that would not materially adversely affect the legal rights of holders of the debt securities. (Section 10.01)

        Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

  •
  for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default. (Section 1.01)

  •
  for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the related prospectus supplement. (Section 2.01)

  •
  debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased pursuant to any applicable defeasance provisions described in the related prospectus supplement. Debt securities owned by Orange will be deemed to not be outstanding. (Section 1.01)

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of a specified series that are entitled to vote or take other action under the indenture, such as with respect to changes to the indenture and/or debt securities or the waiver of certain covenants. If we set a record date for this purpose, that vote or waiver may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 90 days following the record date. (Section 13.13)

        Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption and Repayment

        The prospectus supplement will state whether the debt securities are redeemable by us or subject to repayment at the holder's option, other than as described below under "—Optional Tax Redemption."

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices.

        We shall not be required to establish a sinking fund.

        Redemption may be made in the case of a tender offer for the debt securities in which not less than 80% of the outstanding debt securities are tendered, subject to certain limitations. (Section 3.07)

Payment of Additional Amounts

        We will make payments on the debt securities without withholding any taxes unless otherwise required to do so by French law (including, for the avoidance of doubt, regulations). If French law requires that any payment of principal and interest in respect of any debt security is subject to deduction or withholding in respect of any present or future taxes, duties, assessments or governmental charges of whatsoever nature, all of which we call taxes, imposed or levied by, or on behalf of, France or any political subdivision or any authority therein or thereof having power to tax, we will, to the fullest extent then permitted by law, pay such additional amounts as may be necessary in order that the net amounts received by the holders of the debt securities after such deduction or withholding shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the debt securities in the absence of such withholding or deduction, (which we refer to as the additional amounts); except that no such additional amounts shall be payable with respect to any debt security:

  •
  presented for payment by or on behalf of, a holder (including a beneficial owner (ayant droit)), who is liable for such taxes in respect of such debt security by reason of his having some connection with France other than the mere holding of (or beneficial ownership with respect to) the debt security;

  •
  presented for payment for, or on behalf of a holder (including a beneficial owner (ayant droit)) that is established or domiciled in a non-cooperative State or territory within the meaning of Article 238-0 A of the French General Tax Code (Code général des impôts) (a "Non-cooperative State") or which would have been able to avoid such taxes by receiving payments under such debt security in a bank account opened in a financial institution that is not located in any Non-cooperative State;

  •
  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC, as amended, supplemented or replaced from time to time, or any law implementing or complying with, or introduced in order to conform to, such Directive;

  •
  presented for payment by or on behalf of a holder of any debt security, who would have been able to avoid such withholding or deduction by presenting the relevant security to another paying agent in a Member State of the European Union;

  •
  where presentation of the debt security is required for payment, more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such additional amounts on presenting it for payment on such thirtieth day; or

  •
  where the tax is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax.

        For the purpose of the payment of additional amounts, "Relevant Date" in respect of any debt security means the date on which such payment first becomes due or, if any amount of the money payable is improperly withheld or refused, the date on which payment in full of the amount outstanding is made or where presentation for payment is required, if earlier, the date seven days after that on which notice is duly given to the holders that, upon further presentation of the debt security being made in accordance with the terms and conditions of the debt security, such payment will be made, provided that payment is in fact made upon such presentation. (Section 6.08).

Optional Tax Redemption

        Unless otherwise specified in the prospectus supplement, for a particular series, we may redeem the debt securities of a given series prior to maturity if:

          (a)   on the occasion of the next payment due under such debt securities, we have or will become obliged to pay additional amounts as a result of any change in, or amendment to, the laws or regulations of France, or other jurisdiction of incorporation of our company or any political subdivision or any authority in or of France or such other jurisdiction having power to tax, or any change in the application or official interpretation of such laws or regulations, or as a result of any change in, or amendment to, or any change in the application or official interpretation of, the law or regulations of any jurisdiction in which a successor to, or substitute obligor, of our company is incorporated or is a resident for tax purposes subsequent to the date of succession, we would be required to pay additional amounts as described above under "Payment of Additional Amounts", and which we call an optional tax redemption; provided that no notice of optional tax redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due; and

          (b)   we cannot avoid this obligation by taking reasonable measures available to us.

        Debt securities redeemed pursuant to an optional tax redemption will be redeemed in whole but not in part at a redemption price equal to 100% of the principal amount thereof together with additional amounts, if any, and interest accrued to (but excluding) the date of redemption.

        In addition, if, upon the occurrence of any change in, or any change in the official application or interpretation of French law (including, for the avoidance of doubt, regulations) or the law (including, for the avoidance of doubt, regulations) of any jurisdiction in which the successor to, or substitute obligor, of our company is incorporated or is a resident for tax purposes, becoming effective after the issuance date of the debt securities (or in the case of a successor or substitute person of our company, the date on which such person assumed our obligations under the debt securities as described herein under "—Special Situations—Consolidation, Merger and Sale of Assets"), we have suffered or will suffer non-deductibility of interest and other revenues because a holder is located or payments are made in a Non-cooperative State with respect to any payment, we may redeem the debt securities held by such holder in whole but not in part, at our option, on the occasion of the next interest payment date under the debt securities at an amount equal to the principal amount thereof together with additional amounts, if any, together with interest accrued to (but excluding) the date of redemption.

        Prior to giving the notice of a tax redemption, we will deliver to the trustee:

  •
  a certificate signed by a duly authorized officer stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

  •
  an opinion of legal counsel stating that we are or would be obligated to pay additional amounts or have suffered or would suffer such non-deductibility of interest and other revenues as a result of such change or amendment in the official application or interpretation of French law (or in the case of a successor or substitute person of our company, the taxes arising from the law of the jurisdiction of incorporation or tax residency of such successor or substitute).

Other Indebtedness

        In the event that we fail to pay when due, which includes, if applicable, at the expiry of any grace period, any monies in excess of EUR 200,000,000 or its equivalent in any other currencies, in respect of any of our indebtedness, other than the debt securities, or in the event that any required payment in excess of EUR 200,000,000 or its equivalent in any other currencies in respect of any guarantee we gave in respect of monies borrowed by our Principal Subsidiaries is not honored, such occurrence shall constitute a default as defined below under "—Event of Default" , unless we are contesting in good faith that such debt is due or that such guarantee is callable so long as the dispute is being defended and has not been fully adjudicated or unless such non-payment arose due to a technical failure or administrative error and is remedied within the shorter of the applicable grace period and eight (8) business days following the service on us by any holder of a debt security or a beneficial interest therein of notice requiring repayment thereof. For the purposes of this paragraph only, "business day" means a day on which commercial banks and foreign exchange markets settle payment in New York City, New York, London, United Kingdom and Paris, France. (Section 6.09).

Negative Pledge

        As long as any debt security is outstanding, we will not, and will ensure that none of our Principal Subsidiaries will, create or permit to subsist any mortgage, charge, pledge, lien (other than a lien arising by operation of law) or other form of encumbrance or security interest, each of which we call a security interest, upon the whole or any part of our or their respective undertakings, assets or revenues of whatever nature, present or future, to secure any Relevant Debt (as defined below) or any guarantee of or indemnity in respect of any Relevant Debt, unless, at the same time or prior thereto, our obligations under the debt securities are (A) equally and ratably secured therewith or (B) benefit from a security interest or other arrangement, to the extent permitted by French or other applicable law or regulation, as shall be approved by an act of the holders holding at least a majority of the principal amount of the outstanding debt securities of an affected series. (Section 6.10).

        For the purpose of this covenant, "Relevant Debt" means any present or future indebtedness for borrowed money in the form of, or represented by, bonds (obligations), notes or other securities (including titres de créances négociables) that, at the time of the issue, are being, are capable of being, quoted, listed or ordinarily traded on any stock exchange, over-the-counter market or other securities market, but excluding present or future indebtedness for borrowed money in the form of such other securities issued by us or a Principal Subsidiary in private placements that we or such Principal Subsidiary shall have required in writing not to be so quoted, listed or ordinarily traded.

        For the purpose of this covenant and the "Events of Default" described below,

        "Credit Institution" means a credit institution as defined in point (1) of Article 4(1) of Regulation (EU) No 575/2013.

        "Orange Bank" means a French société anonyme incorporated in France, having its registered office at 67 rue Robespierre, 93100 Montreuil, France, registered with the Trade and Companies Registry of Bobigny (Registre du Commerce et des Sociétés de Bobigny) under number 572 043 800 duly licensed as of the date of the indenture as a credit institution in France.

        "Principal Subsidiary" means at any relevant time a Subsidiary (except for any Credit Institution being or becoming a Subsidiary of the Issuer (including Orange Bank as long as Orange Bank is licensed as a Credit Institution), if any, which shall not be considered in any case as a Principal Subsidiary) of the Company:

          (a)   (i) whose total assets (excluding equity holdings at their book value) or operating income before depreciation and amortization, impairments, restructuring costs, share of profit and losses of associates, gains and losses on disposals (or, where the Subsidiary in question prepares consolidated accounts, whose total consolidated assets (excluding equity holdings at their book value) or consolidated operating income before depreciation and amortization, impairments, restructuring costs, share of profit and losses of associates, gains and losses on disposals, as the case may be) attributable to the Company represent not less than 15% of the total consolidated assets (excluding equity holdings at their book value) or the consolidated operating income before depreciation and amortization, impairments, restructuring costs, share of profit and losses of associates, gains and losses on disposals of the Company, all as calculated by reference to the then latest audited accounts (or consolidated accounts, as the case may be) of such Subsidiary and the then latest audited consolidated accounts of the Company, and (ii) whose management and control is exercised by the Company; or

          (b)   to which is transferred all or substantially all the assets and undertakings of a Subsidiary which immediately prior to such transfer is a Principal Subsidiary.

        "Subsidiary" means in relation to any person or entity at any time, which the indenture refers to as an entity, any other person or entity (whether or not now existing) more than 50 percent of the capital of which is held by the entity (as set out in Article L.233-1 of the French Code de Commerce (the French Commercial Code)) or any other person or entity controlled directly or indirectly within the meaning of Article L.233-3 of the French Commercial Code by the entity. (For information purposes only, Article L.233-3 provides that an entity would be considered to control such person or entity if it (a) holds directly or indirectly a percentage of the share capital that confers upon it a majority of the voting rights; (b) holds alone the majority of voting rights by virtue of an agreement (which is not contrary to the interests of such person or entity) made with the other shareholders of such person or entity, (c) de facto, by virtue of the voting rights it holds, makes decisions at shareholders' meetings, or (d) it is a shareholder of such person or entity and has the power to appoint or dismiss the majority of the members of the board of directors, or of the supervisory or of the control board (in the case of a company having a supervisory and control board). It is presumed (i.e., unless otherwise established) to exercise control if it holds, directly or indirectly, more than 40 percent of the voting rights and no other shareholder holds a larger percentage of the voting rights than it.)

Defeasance and Discharge

        We can defease or discharge our obligations under the indenture as set forth below. (Sections 5.01 and 12.01).

  Defeasance

        The indenture contains a provision that permits us to elect:

  •
  to be discharged from all our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding (Section 5.02); or

  •
  to be released from our obligations above under "—Other Indebtedness," "—Negative Pledge," and "—Consolidation, Merger and Sale of Assets" and omit to comply with such obligations without giving rise to an event of default; and the occurrence of an event of default with respect thereto may be deemed not to be an event of default with respect to any outstanding debt securities of any series of debt securities. (Section 5.03)

        We can legally release ourselves from payment or other obligations on the debt securities of a series under the above elections, as applicable, except for obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

  •
  we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of a series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of a series on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under "Events of Default" below. A default for this purpose would also include any event that otherwise would be an event of default, if the requirements for giving us default notice or our default having to continue for a specific period of time were to be disregarded. (Section 5.04)

  •
  we must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead merely repaid the debt securities ourselves in accordance with their terms. (Section 5.04)

        However, even if we take these actions, a number of our obligations relating to the debt securities of the series will remain. These include the following obligations:

  •
  to register the transfer and exchange of debt securities;

  •
  to replace mutilated, lost or stolen debt securities;

  •
  to maintain paying agencies; and

  •
  to hold money for payment in trust. (Section 5.02)

  Discharge Permitted Under Certain Condition.

        Under terms satisfactory to the trustee, we may discharge certain obligations to holders of any specified series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or by their terms will become due and payable within one year or are scheduled for redemption within one year by irrevocably depositing with the trustee cash in the currency of the series or U.S. government obligations (as defined in the indenture), as trust funds, in an amount certified to be sufficient to pay the principal of such debt securities at maturity (or upon redemption) and the accrued and unpaid interest, and additional amounts, if any, thereon on the scheduled payment dates therefor. (Sections 5.04 and 12.01)

Ranking

        The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other unsecured debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

        The indenture does not limit our ability to incur additional indebtedness.

Events of Default

        If any one or more of the following events, each of which we refer to as an event of default, shall occur and be continuing, you will have special rights if it is not cured, as described below:

          (a)   if we default in the payment of any principal, interest or additional amounts due in respect of the debt securities or any of them and, with respect to any principal due, the default continues for a period of 15 calendar days, and with respect to any interest or additional amounts due, the default continues for a period of 30 calendar days, next following the service on us by the trustee or any holder of any debt security of written notice requiring the same to be remedied; or

          (b)   if we fail to perform or observe any of our other obligations under the indenture or the debt securities and (except in any case where the failure is incapable of remedy when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 60 calendar days after there has been delivered to us by the trustee or to us and the trustee by the holders of at least 25% of the principal amount of the outstanding debt securities of the affected series of written notice requiring the same to be remedied and stating that such notice is a "notice of default"; or

          (c)   if we or any of our Principal Subsidiaries is dissolved, wound up or reorganized (either by court order or otherwise) or consolidates with, merges into, or conveys, transfers or leases its assets substantially as an entity to any company other than any consolidation, merger, conveyance, transfer or lease undertaken in accordance with the provisions described under "—Consolidation, Merger and Sale of Assets" above; or

          (d)   if a judgment is issued for the judicial liquidation (liquidation judiciaire) or for a judicial transfer of the whole of our business (cession totale de l'entreprise à la suite d'un plan de cession) ; or

          (e)   if we or any of our Principal Subsidiaries cease to carry on all or substantially all of our telecommunications business (which represents a substantial part of our and our subsidiaries' telecommunications business taken as a whole) carried on by us prior to such cessation, resulting in a reduction of the value of our assets; or

          (f)    if we or any of our Principal Subsidiaries stops or threatens in writing to stop payment of, or is unable to, or admits in writing inability to, pay its debts (or any class of its debts) as they fall due (situation de cessation des paiements), or is adjudicated or found bankrupt or insolvent; or

          (g)   if (A) proceedings (other than under the laws of France) are initiated against us or any of our Principal Subsidiaries under any applicable liquidation, insolvency, composition reorganization or any other similar laws, or an application (other than under the laws of France) is made for the appointment of an administrative or other receiver, manager or administrator or any such or other similar official is appointed, in relation to us or, as the case may be, in relation to the whole or a part of our undertakings or assets, or an encumbrance takes possession of the whole or a part of the applicable company's undertakings or assets (which are material in the context of the issue of the debt securities), or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a part of its undertakings or assets (which are material in the context of the issue of the debt securities); and (B) in any case (other than the appointment of an administrator) are not discharged within 28 calendar days, provided that this paragraph (g) shall not apply to any proceedings against us or a Principal Subsidiary brought by a third party other than an administrative or judicial authority where we can demonstrate that any such proceedings are being contested by us or the Principal Subsidiary in good faith, diligently and by appropriate proceedings in a competent court; or

          (h)   any other event of default with respect to debt securities of the related series (if any) occurs. (Section 8.01)

        Remedies if an Event of Default Occurs.    If an event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the affected series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms thereof) of all the debt securities of that series to be due and immediately payable together with accrued and unpaid interests and additional amounts. This is called a declaration of acceleration of maturity. With respect to any series of debt securities, we may, at our option, seek to obtain a waiver of any past default under the indenture and its consequences from the holders of either (i) a majority in principal amount of the outstanding debt securities of the affected series or (ii) a majority in principal amount of the aggregate of the outstanding debt securities of several or all series issued under the indenture identified by us as being affected. (Section 8.01)

        The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee satisfactory protection from reasonable costs, expenses and liability. This protection is called an indemnity. (Section 9.02) If such indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 8.06)

        It may also be possible for you to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities. Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  the trustee must have received written notice that an event of default has occurred and remains uncured.

  •
  the holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer satisfactory indemnity or security to the trustee against the reasonable costs, expenses and other liabilities incurred in complying with that request, including those of its agents and counsel.

  •
  the trustee must have not taken action for 60 calendar days after receipt of the above notice, request and offer of indemnity.

  •
  no direction inconsistent with such written request must have been given to the trustee during such 60-day period by holders of a majority in principal amount of all outstanding debt securities of that series. (Section 8.04)

        Nothing, however, will prevent an individual holder from bringing suit to enforce payment. (Section 8.09)

        Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

        We will furnish to the trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 6.04)

Form of Debt Securities, Clearance and Settlement

        The debt securities of each series will be issued as one or more global securities as described below under "Legal Ownership—Global Securities". We will not issue physical certificates representing the debt securities except in the limited circumstances we explain below under "Legal Ownership—Global Securities—Special Situations in Which a Global Security is Exchangeable for Physical Certificates".

        The debt securities will be issued in the form of global securities deposited in DTC. Beneficial interests in the debt securities may be held through DTC, including its direct participants Euroclear and Clearstream, as more fully described below in "—Clearance and Settlement".

Notices

        We and the trustee will send notices only to registered holders, using their addresses as listed in the trustee's register. (Section 13.04) So long as debt securities in global form are outstanding, all notices to be given by us to holders of debt securities will be given to DTC, in accordance with its applicable procedures, from time to time.

        We will also ensure that notices are duly published in a manner that complies with the rules and regulations of any stock exchange on which the debt securities are for the time being listed. In addition, all notices shall be sent to the trustee. DTC will undertake to communicate these notices to their participants in accordance with their standard procedures.

        Neither the failure to give any notice to a particular holder, nor any defect in any notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Notices to be given by any holder of the debt securities shall be in writing and given by lodging the same with the trustee or any paying agent.

Reports

        With respect to any debt securities offered hereby, we will file with the Commission, and transmit to holders, only such information, documents, and other reports, including financial information and statements and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act. Any information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be delivered to the trustee within 15 days after the same is filed with the Commission; provided that the Company will be deemed to have delivered to the trustee and made available to Holders such reports and other documents and information referred to above if the Company has filed such reports, documents and information with the Commission via its Electronic Data Gathering, Analysis and Retrieval System filing system and such reports, documents and information are publicly available. We have no other obligation to provide information, documents or other reports.

Governing Law

        The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution by us of the indenture and the debt securities shall be governed by and construed in accordance with the laws of France. Any action arising out of the indenture or the debt securities may be brought in any state or federal court in the Borough of Manhattan, The City of New York. We have irrevocably submitted to the non-exclusive jurisdiction of any of these courts in any such actions and have appointed an authorized agent upon which holders of the debt securities may serve process.

Regarding the Trustee

        We and several of our subsidiaries maintain banking relations with the trustee and its affiliates in the ordinary course of our and their business.

        If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or such default continuing for a specific period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to eliminate the conflict or resign as Trustee under the applicable indenture and we would be required to appoint a successor trustee.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

        We generally will not recognize investors who hold securities in accounts at banks or brokers as legal Holders of securities. When we refer to the "Holders" of securities, we mean only the actual legal and (if applicable) record Holder of those securities. Holding securities in accounts at banks or brokers is called holding in "street name." If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest, dividends and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold securities in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle voting rights if it were ever required;

  •
  whether and how you can instruct it to send you securities and, if the securities are in registered form, have them registered in your own name, so you can be a direct Holder as described below; and

  •
  how it would pursue rights under the securities if there were a default or other event triggering the need for Holders to act to protect their interests.

Direct Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as Holders of the securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

        A global security is a special type of indirectly held security. Unless otherwise specified in the prospectus supplement, securities will be issued in the form of global securities in registered form. In this case, the ultimate beneficial owners can only be indirect holders as the global security will be registered in the name of a financial institution we select, such as The Depository Trust Company.

        In this case, we require that the securities included in the global security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the global security is called the "depositary." Any person (other than direct participants in the depositary) wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Special Investor Considerations for Global Securities

        As an indirect Holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a Holder of securities and instead deal only with the depositary in whose name the global security is registered.

        If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

  •
  you cannot have securities registered in your own name.

  •
  you cannot receive physical certificates for your interest in the securities.

  •
  you will be a street name Holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained above under "Street Name and Other Indirect Holders."

  •
  you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  •
  the depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

  •
  the depositary will require that indirect interests in the global security be purchased or sold within its system using same-day funds for settlement.

Special Situations in Which a Global Security is Exchangeable for Physical Certificates

        In a few special situations described below, a global security is exchangeable for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct Holders. The rights of street name investors and direct Holders in the securities have been previously described in the subsections entitled "Street Name and Other Indirect Holders" and "Direct Holders" above.

        The special situations in which a global security is exchangeable for physical certificates are:

  •
  When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor depositary.

  •
  When we elect to exchange the global securities representing such debt securities for physical certificates representing such debt securities.

  •
  When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed under "Description of Debt Securities—Events of Default."

        The prospectus supplement(s) may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor, in the case of debt securities, the trustee is responsible for deciding the names of the institutions that will be the initial direct Holders. For more information, see "Description of Debt Securities."

 CLEARANCE AND SETTLEMENT

General

        Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company ("DTC") in the United States, Clearstream Banking, "société anonyme", in Luxembourg ("Clearstream") and Euroclear Bank S.A./N.V., as operator of the Euroclear System in Belgium ("Euroclear"). These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

        Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

        Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

        The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

        We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

        DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

        The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

        As used in this section, any reference to securities also refers to book-entry securities issued in respect of securities in bearer form.

The Clearing Systems

DTC

        We understand that DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities for its participants ("Direct Participants") and facilitates the clearance and settlement of securities transactions between participants, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

        The DTC Rules applicable to its participants are on file with the SEC.

Clearstream

        We understand that Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

        Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

        In addition to the clearance and settlement of internationally traded securities, Clearstream provides its participants, among other things, safekeeping, administration, clearance and securities lending and borrowing services. It interfaces with the domestic markets in several countries.

        Clearstream's participants include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and certain professional financial intermediaries. Its U.S. participants are limited to securities brokers and dealers and banks.

        Indirect access to the Clearstream system is also available to others that clear through Clearstream participants or that have custodial relationships with its participants, such as banks, brokers, dealers and trust companies.

Euroclear

        We understand that Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

        Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

        Euroclear provides other services to its participants, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

        Euroclear participants include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and certain other professional financial intermediaries.

        Indirect access to the Euroclear system is also available to others that clear through Euroclear participants or that have relationships with Euroclear participants.

        All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

        We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

        The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment basis (or, if indicated, in limited circumstances, on a free delivery basis), except as otherwise specified in the applicable prospectus supplement.

        Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

Clearance and Settlement Procedures—DTC

        DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC's Same-Day Funds Settlement System.

        For payments in U.S. dollars, securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

        We understand that investors who hold their securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

        Securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations.

        If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Participants

        We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Transfers Between DTC and Clearstream or Euroclear

        Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty participants in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and for bonds denominated in U.S. dollars, making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositaries.

        Due to time-zone differences, credits of securities received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be generally available to the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

TAXATION OF THE DEBT SECURITIES

French Taxation

        The following generally summarizes the material French tax consequences of purchasing, owning and disposing of the debt securities described in this prospectus. The statements related to French tax laws set forth below are based on the laws in force as of the date hereof, and are subject to any changes in applicable laws and tax treaties after such date. In particular, some of the French tax principles described or referred to below may be amended or abolished, especially as a result of the finance bills which are likely to be adopted by the French Parliament before the end of 2020.

        This discussion applies to debt securities that are in the form of "obligations" under French law. If we offer other forms of debt securities, any material tax consequences will be described in the prospectus supplement.

        This discussion is intended only as a descriptive summary and does not purport to be a complete analysis or listing of all potential effects of the purchase, ownership or disposal of the debt securities described in this prospectus.

        The following summary does not address the treatment of debt securities that are held by a holder who: (i) is a resident of France for the purposes of French taxation, (ii) is a shareholder of the issuer, or (iii) carries on business or performs personal services in France, in connection with a permanent establishment or fixed base.

        Investors should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposal of debt securities in the light of their particular circumstances.

        The following discussion does not address the French tax consequences applicable to debt securities held in trusts, which may be subject to specific rules.

Taxation of Income

  Interest and Other Similar Revenues from the Debt Securities

        French Taxation.    Payments of interest and other similar revenues made by the Issuer with respect to debt securities are not subject to the withholding tax set out under Article 125 A, III of the French General Tax Code unless such payments are made outside France in a non-cooperative State or territory (État ou territoire non coopératif) within the meaning of Article 238-0 A of the French General Tax Code (a "Non-Cooperative State"), with the exception of the States and territories that have been added on such list based on the criterion other than the one of the offshore arrangements and that are mentioned in paragraph 2 bis-2 of Article 238-0 A of the French General Tax Code. Irrespective of the tax residence of the holder of the debt securities, a 75% withholding tax is applicable (subject to certain exceptions and to the more favorable provisions of any applicable double tax treaty) pursuant to Article 125 A, III of the French General Tax Code with respect to such payments under the debt securities made in a Non-Cooperative State. Pursuant to the Bulletins Officiels des Finances Publiques-Impôts BOI-IR-DOMIC-10-20-20-60-20/12/2019, BOI-RPPM-RCM-30-10-20-40-20/12/2019 and BOI-INT-DG-20-50-11/02/2014 (the "BOFIP"), such payments under the debt securities would be deemed to be made in a Non-Cooperative State if (i) made to a bank account opened in a financial institution located in a Non-Cooperative State if such payments are made by way of a bank transfer (inscription en compte) or (ii) paid or accrued to persons established or domiciled in such Non-Cooperative State if such payments are made in cash, by check or by any other means.

        Pursuant to a ministerial decree (arrêté) dated January 6, 2020, the list of Non-Cooperative States referred to in Article 238-0 A of the French General Tax Code comprises, the following

States: Anguilla, the Bahamas, the British Virgin Islands, Seychelles, Vanuatu, Fiji, Guam, the US Virgin Islands, Oman, US Samoa, Samoa, Trinidad and Tobago and Panama. The list of Non-Cooperative States may be updated at any time and at least once a year. The provisions of the French General Tax Code referring to Article 238-0 A of the French General Tax Code shall apply to States or territories added on this list as from the first day of the third month following the publication of the ministerial decree. It includes, as from December 1, 2018, the jurisdictions that are included in EU list of non-cooperative jurisdictions for tax purposes adopted by the Council of the European Union on December 5, 2017, as amended from time to time.

        Furthermore, according to Article 238 A of the French General Tax Code, interest and other similar revenues on such debt securities paid on a bank account opened in a financial institution located in a Non-Cooperative State or paid or accrued to persons established or domiciled in a Non-Cooperative State may not be deductible from the Issuer's taxable income. Under certain conditions, any such non-deductible interest and other similar revenues may be recharacterized as deemed distributed income pursuant to Article 109 and seq. of the French General Tax Code, in which case such non-deductible interest and other similar revenues may be subject to the withholding tax set out under Article 119 bis, 2 of the French General Tax Code, at a rate of (i) 12,8% for payments benefitting to individuals who are not fiscally domiciled in France, (ii) 28% for payments benefitting to legal persons which are not fiscally domiciled in France as regards fiscal years opened on or after January 1, 2020, or (iii) 75% for payments made in a Non-Cooperative State, subject to more favorable provisions of any applicable double tax treaty.

        Notwithstanding the foregoing, neither the 75% withholding tax provided by Article 125 A, III of the French General Tax Code, nor the non-deductibility of interest and other similar revenues (to the extent the relevant interest and other similar revenues relate to genuine transactions and are not in an abnormal or exaggerated amount), and the withholding tax set out under Article 119 bis, 2 of the French General Tax Code that may be levied as a result of such non deductibility, will apply in respect of a particular issue of debt securities if the Issuer can prove that the principal purpose and effect of such issue was not to allow the payments of interest or other similar revenues to be made in a Non-Cooperative State (the "Exemption").

        Pursuant to the BOFIP, the Issuer shall (i) as for the purpose of the transaction, demonstrate that its main intention at the date of such transaction was not to locate profits in a Non-Cooperative State and (ii) as for the effect of the transaction, evidence that the main effect of such transaction is not tax-related, by providing tangible and quantitative elements that enable an objective comparison between (x) the benefits resulting from tax effects derived from the payment of interest and other similar revenues, or the location of the person to which they are paid or accrued, in a Non-Cooperative State and (y) that related to effects of another nature.

        Pursuant to the BOFIP, an issue of debt securities will in any event be deemed not to have such a purpose and effect, and accordingly will be able to benefit from the Exemption if such debt securities are:

  (i)
  offered by means of a public offering within the meaning of Article L. 411-1 of the French Monetary and Financial Code, as in effect between April 1, 2009, and October 23, 2019, or pursuant to an equivalent offer in a State other than a Non-Cooperative State. For this purpose, an "equivalent offer" means any offer requiring the registration or submission of an offer document by or with a foreign securities market authority; or

  (ii)
  admitted to trading on a regulated market or on a French or foreign multilateral securities trading system provided that such market or system is not located in a Non-Cooperative State, and the operation of such market is carried out by a market operator or an investment services provider, or by such other similar foreign entity, provided further that such market operator, investment services provider or entity is not located in a Non-Cooperative State; or

  (iii)
  admitted, at the time of their issue, to the operations of a central depository, or to those of a settlement and delivery systems operator for financial instruments within the meaning of Article L. 561-2 of the French Monetary and Financial Code, or of one or more similar foreign depositories or systems operators, provided that such depository or systems operator is not located in a Non-Cooperative State.

        Additional amounts.    If the French tax laws or regulations applicable to us (or to any of our successors) change and payments in respect of the debt securities become subject to withholding or deduction, we may be required to pay you additional amounts to offset such withholding except as provided in "Description of the Debt Securities—Special Situations—Payment of Additional Amounts", including under "—Optional Tax Redemption", or in any applicable prospectus supplement.

  Capital Gains

        Non-French resident holders of debt securities who do not hold the debt securities in connection with a business or profession conducted in France, or in connection with a permanent establishment or fixed base located in France, will not be subject to any French income tax or capital gains tax on the sale or disposal of debt securities. Transfers of debt securities made outside France will not be subject to any stamp duty or other transfer taxes imposed in France.

  Estate and Gift Tax

        France imposes estate and gift tax on securities of a French company that are acquired by inheritance or gift. The tax applies without regard to the residence of the transferor. As of July 31, 2011, debt securities of a French company transferred through a trust are included in the scope of the French estate and gift tax. However, France has entered into estate and gift tax treaties with a number of countries pursuant to which, assuming certain conditions are met, residents of the treaty country may be exempted from such tax or obtain a tax credit.

        Under the Convention between the Government of the United States of America and the Government of French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes and Estates and Gifts dated November 24, 1978, a transfer of debt securities by gift or by reason of the death of a U.S. holder entitled to benefits under that convention will not be subject to French gift or inheritance tax, so long as the donor or decedent was not domiciled in France at the time of making the gift or at the time of his or her death and the debt securities were not used or held for use in the conduct of a business or profession through a permanent establishment or fixed base in France.

United States Taxation

        This subsection deals only with debt securities that are issued in registered form for U.S. tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities, if any, that are issued in bearer form for U.S. tax purposes or debt securities, if any, that are to mature more than 30 years from their date of issue and any other special U.S. federal income tax consequences applicable to a particular series of debt securities will be discussed in the related prospectus supplement.

        The following discussion generally summarizes the material U.S. federal income tax consequences to a U.S. holder of purchasing, owning and disposing of the debt securities. For this purpose, you will be a U.S. holder if you are an individual who is a citizen or resident of the United

States, a U.S. domestic corporation or other entity taxed as a U.S. domestic corporation for U.S. federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. This summary deals only with U.S. holders that hold debt securities as capital assets. With respect to debt securities purchased in the initial offering, this summary deals only with debt securities issued at the "issue price" (as defined in the Prospectus). It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark-to- market treatment, a person that will hold debt securities as a hedge against currency risk or as a position in a "straddle" or conversion transaction, a tax-exempt organization, partnership or other entity classified as a partnership for U.S. federal income tax purposes, a person subject to the alternative minimum tax, a person whose "functional currency" is not the U.S. dollar or a person affected by Section 451(b) of the Code conforming the timing of certain income accruals to financial statements.

        This description is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed U.S. Treasury Regulations, U.S. Internal Revenue Service administrative pronouncements and judicial decisions, all as available and in effect on the date hereof and all of which may change. Any change could apply retroactively and could affect the continued validity of this summary. This summary assumes that the debt securities will be characterized as debt, rather than equity, for U.S. federal income tax purposes and that U.S. holders will treat the debt securities as such. In addition, this summary does not address all aspects of U.S. federal income taxes nor does it address all tax considerations that may be relevant to a U.S. holder in light of such holder's personal circumstances (including estate and gift tax considerations or state, local or other non-U.S. federal tax considerations).

        You should consult your own tax advisor with respect to the U.S. federal income tax consequences of acquiring, holding and disposing of debt securities, including the relevance to your particular situation of the considerations discussed below. You should also consult your U.S. tax advisor regarding the relevance to your particular situation of state, local or other tax laws, including the Income Tax Treaty between France and the United States of America.

Payments or Accruals of Interest

        Interest payments or accruals on the debt securities will be "qualified stated interest" (as defined in the Prospectus) and thus will be taxable to you as ordinary interest income, and not as capital gain, at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a "foreign currency"), the amount of interest income you will realize will generally be the U.S. dollar value of the foreign currency payment based on the spot exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize may be based on the average spot exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average spot exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot exchange rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you should recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the spot exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss should be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security. Your interest income will be foreign source for U.S. federal income tax purposes, and any foreign exchange gain you realize (as described above) generally will be U.S. source or foreign source according to your tax residence for such purposes.

Purchase, Sale and Retirement of Debt Securities

        Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your tax basis should increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, each of which is discussed below, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the spot exchange rate in effect on that date. If the foreign currency debt security is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot exchange rate on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under "Payments or Accruals of Interest") and your tax basis in the debt security. If you sell or exchange a debt security for foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the spot exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will generally determine the U.S. dollar value of the amount realized by translating the amount at the spot exchange rate on the settlement date of the sale, exchange or retirement.

        The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the U.S. Internal Revenue Service.

        Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Under current law, net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a maximum tax rate of 20%, rather than the higher rate applicable to net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

        Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss (rather than capital gain or loss) to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss should not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

        If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will generally be "Original Issue Discount Debt Securities." The difference between the issue price and the stated redemption price at maturity of the debt securities will be the "original issue discount." The "issue price" of the debt securities will generally be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" should include all payments under the debt securities other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Company) at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

        If you invest in an Original Issue Discount Debt Security, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury Regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

        In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is generally determined by:

  (i)
  multiplying the "adjusted issue price" (as defined below) of the debt security at the beginning of the accrual period by the yield to maturity (defined below) of the debt security, appropriately adjusted to reflect the length of such accrual period; and

  (ii)
  subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

        In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the "yield to maturity" and the qualified stated interest may be determined for these purposes as if the debt security bore interest for all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.)

        The "adjusted issue price" of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "yield to maturity" of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars generally will be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

        You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under "Premium" and "Market Discount") to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

        In the case of an Original Issue Discount Debt Security that is also a foreign currency debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average spot exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average spot exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot exchange rate on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot exchange rate on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the special election described above under "—Payments or Accruals of Interest." Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the spot exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be) and the amount accrued (using the spot exchange rate applicable to such previous accrual).

        If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the debt security other than payments of qualified stated interest), or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security's issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, but less than its remaining redemption amount, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

        Floating rate debt securities generally will be treated as "variable rate debt instruments" under the U.S. Treasury Regulations governing original issue discount. Accordingly, the stated interest on a Floating Rate Debt Security generally will be treated as "qualified stated interest" and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a "variable rate debt instrument," the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the applicable prospectus supplement.

        Certain Original Issue Discount Debt Securities may be redeemed prior to maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the applicable prospectus supplement and consult your tax advisor about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

        The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less ("short-term debt securities"), but with some modifications.

        First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities should be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you should be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. A cash basis holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

        Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term debt security you may elect to accrue any "acquisition discount" with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably to the electing shareholder, or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

        Finally, the market discount rules described below will not apply to short-term debt securities.

Premium

        If you purchase a debt security at a cost greater than the debt security's remaining redemption amount, you should be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant-yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the U.S. Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore should be translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be generally realized with respect to amortized premium on a foreign currency debt security based on the difference between the spot exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the spot exchange rate on the date the holder acquired the debt security.

        If you do not elect to amortize premium, the amount of premium should be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss at maturity.

Market Discount

        If you purchase a debt security at a price that is lower than the debt security's remaining redemption amount (or in the case of an Original Issue Discount Debt Security, the debt security's adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will generally be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued thereon during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred to purchase or to carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant-yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the spot exchange rate in effect on the date that you dispose of the debt security.

        You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the U.S. Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average spot exchange rate for the accrual period (or portion thereof within the holder's taxable year).

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

        Special rules govern the tax treatment of debt obligations that provide for contingent payments ("contingent debt obligations"). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed discussion of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable prospectus supplement. Subject to such further discussion, we will generally not treat debt securities as subject to the rules for contingent debt obligations solely on the basis that they may pay additional amounts (because we intend to treat the possibility of paying such additional amounts as remote or incidental for purposes of these rules).

Medicare Tax

        U.S. holders of debt securities who are individuals, estates or trusts may be required to pay a Medicare tax of 3.8% (in addition to taxes they would otherwise be subject to) on their "net investment income", which includes, among other things, interest on and capital gains from the sale or other disposition of the debt securities.

Foreign Asset Reporting

        In addition, if you are an individual, closely held domestic corporation, closely held domestic partnership or domestic trust, you may be subject to reporting obligations with respect to your debt securities if the aggregate value of these and certain other "specified foreign financial assets" exceeds $50,000 on the last day of the tax year or $75,000 (or $100,000 and $150,000 respectively in the case of married taxpayers filing a joint return) at any time during the tax year. If required, this disclosure is made by filing Form 8938 with the U.S. Internal Revenue Service. Significant penalties can apply if you are required to make this disclosure and fail to do so. In addition, you should consider your possible obligation to file a FinCEN Form 114—Foreign Bank and Financial Accounts Report as a result of holding debt securities.

Information Reporting and Backup Withholding

        Payments made to a noteholder, other than a corporation, may be subject to information reporting and backup withholding, unless the noteholder provides proof of an applicable exemption or a correct taxpayer identification number (generally on IRS Form W-9 for U.S. holders or W-8BEN-E for non-U.S. holders), and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the noteholder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

 PLAN OF DISTRIBUTION

        We may sell the debt securities offered by this prospectus from time to time in any one or more of the following ways:

  •
  through underwriters;

  •
  through dealers;

  •
  through agents;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement relating to any offering will identify or describe:

  •
  the terms of the debt securities being offered;

  •
  the names of any underwriter, dealers or agents and the respective amounts of debt securities, if any, underwritten or purchased by them;

  •
  the form and amount of their compensation;

  •
  the estimated net proceeds to us;

  •
  the purchase price of the debt securities being offered;

  •
  the initial public offering price of the debt securities; and

  •
  any exchange on which the debt securities being offered will be listed, if applicable.

Underwriters

        If we use underwriters in the sale, we will enter into an underwriting agreement. The underwriters will acquire debt securities for their own account and may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters' obligation to purchase debt securities apply, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of such debt securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

        If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

        We may sell debt securities directly or through agents that we designate. The prospectus supplement will name any agent involved in the offering and sale and state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

        If we so indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase debt securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the debt securities that they may sell. Such institutional investors may include:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies;

  •
  educational and charitable institutions; and

  •
  other similar institutions as we may approve.

        The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution's purchase of the particular debt securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

  •
  the validity of the arrangements; or

  •
  the performance by us or the institutional investor.

Indemnification

        Agreements that we enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and/or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

        Each series of debt securities will be a new issue of securities and will have no established trading market. The debt securities may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities offered.

        Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the debt securities in the open market.

        In the event that we do not list debt securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in debt securities of any series or that the liquidity of the trading market for the debt securities will be limited.

Expenses

        The expenses of any offering of debt securities will be detailed in the relevant prospectus supplement.

 VALIDITY OF SECURITIES

        The validity of the debt securities offered hereby will be passed upon by Jones Day, French and U.S. counsel for Orange. Certain matters of French law and New York law will be passed upon for any underwriters or agents by DLA Piper UK LLP, DLA Piper LLP (US) or any other law firm named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Orange as of and for the years ended December 31, 2019, 2018 and 2017 (the "consolidated financial statements"), incorporated in this prospectus by reference from Orange's 2019 Form 20-F, and the effectiveness of Orange's internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young Audit and KPMG S.A., independent registered public accounting firms, as stated in such reports, which are incorporated herein by reference. Such consolidated financial statements and Orange management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

        Ernst & Young Audit and KPMG S.A.'s report on the consolidated financial statements refers to the change in Orange S.A.'s method of accounting for leases on January 1, 2019 due to the adoption of IFRS 16 ("Leases").

        Ernst & Young Audit and KPMG S.A.'s report on the effectiveness of internal control over financial reporting as of December 31, 2019 contains an explanatory paragraph that states that, as indicated in Management's Annual Report on Internal Control Over Financial Reporting, management's assessment of and conclusion on the effectiveness of internal control over financial reporting did not include the internal control over financial reporting of the following entities acquired in 2019: in Spain, the companies Republica de Comunicaciones Moviles S.L.U. and Suma Operador de Telecomunicaciones S.L.U., in Belgium, the companies Upsize and BKM, in Poland, the companies BlueSoft and Essembli, and the groups Secure Data and Secure Link. These entities, which are consolidated in the consolidated financial statements in 2019 represented 0.6% of the Group's 2019 consolidated revenue and 0.4% of the Group's total assets as of December 31, 2019. Ernst & Young Audit and KPMG S.A.'s audit of internal control over financial reporting of the Group also did not include an evaluation of the internal control over financial reporting of the following entities acquired in 2019: in Spain, the companies Republica de Comunicaciones Moviles S.L.U. and Suma Operador de Telecomunicaciones S.L.U., in Belgium, the companies Upsize and BKM, in Poland, the companies BlueSoft and Essembli, and the groups Secure Data and Secure Link.

PART II OF FORM F-3
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Under French law, provisions of by-laws that limit the liability of directors are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the Company. Criminal liability cannot be indemnified under French law, whether directly by the Company or through liability insurance.

        In addition, if a director or officer is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys' fees and costs that are not otherwise covered by insurance, the company may reimburse those fees and costs pursuant to an indemnification arrangement with the director or the officer.

        We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act of 1933, as amended.

Item 9.    Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.
4.1	Form of Indenture between the Company and The Bank of New York Mellon, London Branch, as the trustee.
4.2	Form of Debt Securities (included in Exhibit 4.1).
5.1	Opinion of Jones Day, advisor to the Company, as to the validity of the debt securities under French law.
5.2	Opinion of Jones Day, advisor to the Company, as to the validity of the debt securities under New York law.
23.1	Consent of Ernst & Young Audit, independent registered public accounting firm.
23.2	Consent of KPMG S.A., independent registered public accounting firm.
23.3	Consent of Jones Day (included in Exhibits 5.1 and 5.2).
24.1	Powers of Attorney.
25.1	Form T-1 Statement of Eligibility with respect to the form of Indenture under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, London Branch.

Item 10.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (7)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE OF ORANGE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on December 9, 2020.

Orange
By:	/s/ Ramon Fernandez
	Name:	Ramon Fernandez
	Title:	Chief Executive Officer Delegate, Finance, Performance and Development

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities indicated, on December 9, 2020.

Signature	Title

/s/ Stéphane Richard Stéphane Richard	Chairman and Chief Executive Officer
/s/ Ramon Fernandez Ramon Fernandez	Chief Executive Officer Delegate, Finance, Performance and Development
/s/ Corentin Maigné Corentin Maigné	Principal Accounting Officer
* Alexandre Bompard	Director
Sébastien Crozier	Director
* Laurence Dalboussière	Director
* Anne-Gabrielle Heilbronner	Director

Signature		Title

Christel Heydemann		Director
Fabrice Jolys		Director
* Helle Kristoffersen		Director
Anne Lange		Director
René Ollier		Director
* Bernard Ramanantsoa		Director
* Frederic Sanchez		Director
* Jean-Michel Severino		Director
* Claire Vernet-Garnier		Director
* Bpifrance Participations, S.A. (represented by Nicolas Dufourcq)		Director
/s/ Johan Van den Cruijce Orange Participations U.S. Inc.		Authorized Representative in the United States
By: Johan Van den Cruijce Title: President, Orange Participations U.S. Inc.
*By:	/s/ Matthieu Bouchery Matthieu Bouchery	Attorney-in-fact